Exhibit 99.1

               CB&I Announces Third Quarter 2007 Results

                 Company Raises 2007 Earnings Guidance


    THE WOODLANDS, Texas--(BUSINESS WIRE)--Oct. 30, 2007--CB&I (NYSE:CBI) today reported net income of $58.7 million, or $0.61 per diluted share, for the third quarter 2007, an increase of 81 percent over third quarter 2006 net income of $32.4 million, or $0.33 per diluted share. Revenue for the third quarter was $1.17 billion, up 36 percent from $861 million in the third quarter of 2006.

    "I'm pleased to report strong earnings and substantial revenue growth in the third quarter, reflecting solid performance and a robust energy market," said Philip K. Asherman, President and CEO. "Looking ahead to the fourth quarter, we anticipate completing the acquisition of Lummus Global which will further enhance our market position and our ability to capitalize on continuing growth trends in the oil and gas industry."

    New awards were $715 million for the third quarter and $4.9 billion for the nine month period. CB&I's backlog as of September 30, 2007, was $6.4 billion, up 40 percent compared to $4.6 billion at year-end 2006. Cash and short-term investments for the quarter were $741 million, up from $619 million at year-end 2006.

    CB&I is raising its 2007 full year earnings guidance to $1.60 to $1.75 per share.

    Third Quarter Conference Call

    CB&I will host a conference call October 31, 2007, at 10 a.m. CDT to discuss financial results. The webcast will be available at www.shareholder.com/cbi/medialist.cfm or at www.CBI.com Investor
Relations / Presentations & Webcasts.

    About CB&I

    CB&I executes more than 500 projects each year and is one of the world's leading engineering, procurement and construction (EPC) companies, specializing in projects for customers that produce, process, store and distribute the world's natural resources. With more than 60 locations and approximately 14,000 employees throughout the world, CB&I capitalizes on its global expertise and local knowledge to safely and reliably deliver projects virtually anywhere. Information about CB&I is available at www.CBI.com.

    Any statements made in this release that are not based on historical fact are forward-looking statements and represent management's best judgment as to what may occur in the future. The actual outcome and results are not guaranteed, are subject to risks, uncertainties and assumptions, and may differ materially from those expressed or implied by any forward-looking statements. A variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements including, but not limited to, the Company's ability to realize cost savings from its expected performance of contracts; the uncertain timing and funding of new contract awards, and project cancellations and operating risks; cost overruns on fixed price, target price or similar contracts whether as the result of improper estimates or otherwise; risks associated with percentage-of-completion accounting; the Company's ability to settle or negotiate unapproved change orders and claims; changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; adverse impacts from weather conditions may affect the Company's performance and timeliness of completion, which could lead to increased costs and affect the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors; increased competition; fluctuating revenue resulting from a number of factors, including the cyclical nature of the individual markets in which the Company's customers operate; lower than expected activity in the hydrocarbon industry, demand from which is the largest component of the Company's revenue; lower than expected growth in the Company's primary end markets, including but not limited to LNG and refining and related processes; risks inherent in acquisitions and the Company's ability to obtain financing for proposed acquisitions; the Company's ability to integrate and successfully operate acquired businesses and the risks associated with those businesses; adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, including but not limited to pending securities class action litigation, and the potential effect on the Company's business, financial condition and results of operations; the ultimate outcome or effect of the pending Federal Trade Commission order on the Company's business, financial condition and results of operations; lack of necessary liquidity to finance expenditures prior to the receipt of payment for the performance of contracts and to provide bid and performance bonds and letters of credit securing the Company's obligations under its bids and contracts; proposed and actual revisions to U.S. and non-U.S. tax laws, and interpretation of said laws, and U.S. tax treaties with non-U.S. countries (including, but not limited to The Netherlands), that seek to increase income taxes payable; political and economic conditions including, but not limited to, war, conflict or civil or economic unrest in countries in which the Company operates; and a downturn or disruption in the economy in general. Additional factors which could cause actual results to differ materially from such forward-looking statements are described under "Risk Factors" as set forth in the Company's Form 10-K filed with the SEC for the year ended Dec. 31, 2006. The Company does not undertake to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise.



         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)


                             Three Months            Nine Months
                          Ended September 30,    Ended September 30,
                            2007       2006       2007        2006

Revenue                  $1,171,752  $860,983  $3,040,424  $2,251,766

Cost of revenue           1,064,376   784,639   2,787,550   2,042,504

                         ----------- --------- ----------- -----------
  Gross profit              107,376    76,344     252,874     209,262
  % of Revenue                  9.2%      8.9%        8.3%        9.3%
Selling and
 administrative expenses     35,313    34,136     103,822     102,618
  % of Revenue                  3.0%      4.0%        3.4%        4.6%
Intangibles amortization        132       133         396       1,444
Other operating loss
 (income), net                  159       175         (32)       (259)

                         ----------- --------- ----------- -----------
  Income from operations     71,772    41,900     148,688     105,459
  % of Revenue                  6.1%      4.9%        4.9%        4.7%
Interest expense               (985)   (1,269)     (2,980)     (5,982)
Interest income               8,298     5,717      24,420      12,705

                         ----------- --------- ----------- -----------
  Income before taxes
   and minority interest     79,085    46,348     170,128     112,182

Income tax expense          (18,742)  (11,953)    (44,233)    (29,728)
  % of Income before
   taxes                       23.7%     25.8%       26.0%       26.5%

                         ----------- --------- ----------- -----------
  Income before minority
   interest                  60,343    34,395     125,895      82,454

Minority interest in
 income                      (1,605)   (1,963)     (4,446)     (4,068)

                         ----------- --------- ----------- -----------
Net income               $   58,738  $ 32,432  $  121,449  $   78,386
                         =========== ========= =========== ===========


Net income per share
  Basic                  $     0.61  $   0.34  $     1.27  $     0.81
  Diluted                $     0.61  $   0.33  $     1.26  $     0.79

Weighted average shares
 outstanding
  Basic                      95,665    96,581      95,613      97,059
  Diluted                    96,744    98,325      96,709      98,849




         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                            (in thousands)


                                          Three Months Ended
                                   September 30,      September 30,
                                       2007                2006

                                            % of               % of
NEW AWARDS(a)                                Total              Total

 North America                  $  513,730     72%  $1,378,001     71%
 Europe, Africa & Middle East       78,286     11%     304,088     16%
 Asia Pacific                       70,413     10%     237,892     12%
 Central & South America            52,875      7%      27,348      1%
                                -----------         ----------
    Total                       $  715,304          $1,947,329
                                ===========         ==========


                                            % of               % of
REVENUE                                      Total              Total

 North America                  $  520,679     44%  $  436,225     51%
 Europe, Africa & Middle East      329,871     28%     341,568     40%
 Asia Pacific                      122,581     11%      53,021      6%
 Central & South America           198,621     17%      30,169      3%
                                -----------         ----------
    Total                       $1,171,752          $  860,983
                                ===========         ==========


INCOME (LOSS) FROM OPERATIONS               % of               % of
                                            Revenue            Revenue

 North America                  $   43,374    8.3%  $   22,980    5.3%
 Europe, Africa & Middle East       (1,340)  (0.4%)     14,689    4.3%
 Asia Pacific                       12,647   10.3%       4,210    7.9%
 Central & South America            17,091    8.6%          21    0.1%
                                -----------         ----------
    Total                       $   71,772    6.1%  $   41,900    4.9%
                                ===========         ==========




                                          Nine Months Ended
                                   September 30,      September 30,
                                       2007                2006

                                            % of               % of
NEW AWARDS(a)                                Total              Total

 North America                  $1,466,655     30%  $2,429,669     70%
 Europe, Africa & Middle East      837,611     17%     620,054     18%
 Asia Pacific                      134,181      3%     307,302      9%
 Central & South America         2,412,507     50%      99,558      3%
                                -----------         ----------
    Total                       $4,850,954          $3,456,583
                                ===========         ==========


                                            % of               % of
REVENUE                                      Total              Total

 North America                  $1,407,209     46%  $1,201,932     53%
 Europe, Africa & Middle East      952,354     31%     801,257     36%
 Asia Pacific                      305,951     10%     162,353      7%
 Central & South America           374,910     13%      86,224      4%
                                -----------         ----------
    Total                       $3,040,424          $2,251,766
                                ===========         ==========


INCOME (LOSS) FROM OPERATIONS               % of               % of
                                            Revenue            Revenue

 North America                  $   91,632    6.5%  $   47,343    3.9%
 Europe, Africa & Middle East         (726)  (0.1%)     43,795    5.5%
 Asia Pacific                       27,072    8.8%      10,518    6.5%
 Central & South America            30,710    8.2%       3,803    4.4%
                                -----------         ----------
    Total                       $  148,688    4.9%  $  105,459    4.7%
                                ===========         ==========



(a) New awards represents the value of new project commitments received by the Company during a given period. These commitments are included in backlog until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.




         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                            September 30, December 31,
                                                2007          2006
ASSETS

Current assets                                $1,609,252   $1,295,790
Property and equipment, net                      231,232      194,644
Goodwill and other intangibles, net              253,990      255,550
Other non-current assets                          32,048       38,428

                                            ------------- ------------
 Total assets                                 $2,126,522   $1,784,412
                                            ============= ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                           $1,347,136   $1,137,160
Other non-current liabilities                    107,087      104,817

Shareholders' equity                             672,299      542,435

                                            ------------- ------------
 Total liabilities and shareholders' equity   $2,126,522   $1,784,412
                                            ============= ============

         CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL
                                 DATA
                            (in thousands)

                                                   Nine Months
                                               Ended September 30,
                                                2007          2006
CASH FLOWS

Cash flows from operating activities          $  240,898   $  414,554
Cash flows from investing activities            (224,839)     (58,424)
Cash flows from financing activities             (54,719)     (59,734)

                                            ------------- ------------
(Decrease) increase in cash and cash
 equivalents                                     (38,660)     296,396
Cash and cash equivalents, beginning of the
 year                                            619,449      333,990
                                            ------------- ------------
Cash and cash equivalents, end of the
 period                                          580,789      630,386
                                            ============= ============

Short-term investments, end of the period        160,537            -
                                            ------------- ------------
Cash, cash equivalents and short-term
 investments, end of the period               $  741,326   $  630,386
                                            ============= ============

OTHER FINANCIAL DATA

Depreciation and amortization expense         $   24,716   $   20,245
Capital expenditures                          $   65,976   $   60,690

Increase in receivables, net                  $  (48,434)  $ (130,339)
Change in contracts in progress, net             (18,648)     304,365
Decrease (increase) in non-current contract
 retentions                                       12,707       (7,466)
Increase in accounts payable                      82,471      130,224
                                            ------------- ------------
 Change                                       $   28,096   $  296,784
                                            ============= ============

Backlog                                       $6,402,794   $4,416,512



    CONTACT: CB&I
             Media:
             Jan Sieving, +1-832-513-1111
             Analysts:
             Marty Spake, +1-832-513-1245